Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Evoke Pharma, Inc.

Solana Beach, California

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-251614) and Form S-8 (Nos. 333-224897, 333-219960, 333-211302 and 333-191518) of Evoke Pharma, Inc. (the “Company”) of our report dated March 21, 2023, relating to the financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California

March 21, 2023